Exhibit 99.1

Inventergy Amends Patent Purchase Agreement and
Reduces Liabilities by $17.3 Million

Amended Agreement Significantly Strengthens Company’s Financial Position

CAMPBELL, CA—January 7, 2016 – Inventergy Global, Inc., a Silicon Valley intellectual property company, (NASDAQ: INVT) ("Inventergy" or the “Company”) is pleased to report that it has reached an agreement with one of its patent partners to amend the parties’ patent purchase agreement. Under the amended agreement, the guaranteed minimum payments, and related accrued interest thereon, owed by the Company to the third party have been eliminated. Future payments to this third party will be based exclusively on, and are fully contingent on, future patent monetization transactions such as licensing and sales agreements.

As a result of the amendment, the Company’s liabilities have been reduced by $17.3 million, including the elimination of $1.0 million of accrued interest expense, resulting in a significantly strengthened balance sheet. In addition, by eliminating these liabilities, the company avoids future interest expense in the amount of $120,000 per month. The above amounts are calculated as of December 31, 2015. Final year-end amounts are expected to be reported in late March 2016.

Joe Beyers, Chairman and CEO of Inventergy, said, “This amendment puts Inventergy in a stronger financial position and better enables us to execute our business strategy of obtaining value for our rich intellectual property portfolio. With our balance sheet now strengthened and a significant amount of interest expense avoided going forward, the positive results we anticipate from our future monetization efforts we believe should improve our stockholders’ equity in a more meaningful way. We are very grateful to our patent partner for their support and confidence in our patent monetization program and look forward to a very exciting year ahead.”

About Inventergy Global, Inc.

Inventergy Global, Inc. (“Inventergy”) is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns.

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. Forward-looking statements are not statements of historical fact and often contain words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the risk factors set forth from time to time in our filings with the Securities and Exchange Commission. These risks could cause actual results to differ materially from those expressed or implied in the forward-looking statements. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

For more information about Inventergy, visit www.inventergy.com.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008